SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                 April 16, 2002

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)


         Delaware                   1-12351               41-1849591
(State of Incorporation)   (Commission File Number)  (IRS Employer
                                                      Identification No.)



10900 Wayzata Boulevard, Minnetonka, Minnesota                   55305
(Address of principal executive offices)                      (Zip Code)


                                 (952) 525-5020
              (Registrant's telephone number, including area code)


Item 5.   Other Events

         Direct Merchants Credit Card Bank, N.A., ("Bank") the wholly-owned subsidiary of Metris Companies Inc., yesterday entered into an agreement with the Office of the Comptroller of the Currency ("OCC"), the agency that regulates the Bank, to strengthen certain aspects of the safety and soundness of the Bank's operations. The agreement, filed with this Report as Exhibit 99.1 and incorporated herein by reference, formalizes recommendations and requirements made by the OCC following an examination of the Bank that covered the 15-month period ending December 31, 2001.

         In summary, the Bank has agreed to:

         - establish an Oversight Committee of the Bank's Board of Directors to monitor, coordinate and report on the Bank's adherence to the agreement;

         - create a Credit Policy Committee, responsible for the periodic review, approval and assurance of the Bank's adherence to its credit policy;

         - (a) complete a comprehensive evaluation of credit risk management,
           (b) ensure that credit risk management maintains strict controls and establishes additional policies for the testing of new strategies for account acquisition, account management and collection and (c) complete a comprehensive evaluation of borrowers' ability to reduce debt and possible causes for increased debt;

         - tighten and evaluate the Bank's credit line increase strategies;

         - strengthen the administration of debt forbearance and re-age programs;

         - ensure the proper and prudent management of debt waiver products, and determine the amount that the Metris Master Trust is owed for all past debt waiver product claim benefits;

         - adopt a three-year written strategic plan;

         - adopt a written three-year capital plan;

         - not declare a dividend or make a capital distribution without prior OCC approval;

         - establish an improved methodology for maintenance of an adequate allowance for loan losses;

         - maintain sufficient liquid assets to meet daily liquidity needs;

         - ensure that its system of internal controls is appropriate to the Bank's size, scope of operations and risks of its activities;

         - implement an independent internal audit program;

         - complete a review of all existing agreements with affiliate companies, making any necessary and appropriate changes; and

         - comply with all applicable laws, rules and regulations.

All of the foregoing provisions of the agreement entail the preparation of reports, performance analyses or written action plans, many of which will be submitted to the OCC for review.



Item 7.   Financial Statements and Exhibits

(c) Exhibits

99.1 Agreement between Direct Merchants Credit Card Bank, N. A. and the Office of the Comptroller of the Currency, dated April 16, 2002.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              METRIS COMPANIES INC.


                              By /s/
                                Ronald N. Zebeck
                                Chairman and Chief Executive Officer
Dated: April 16, 2002